UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2024

ASTRANA HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801

(Address of Principal Executive Offices) (Zip Code)

(626) 282-0288

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Executive Employment Agreements

On April 2, 2024, Astrana Health, Inc. (the “Company”) entered into amended and restated Employment Agreements with the Company’s Chief Executive Officer and President, Brandon Sim, and with the Company’s Chief Operating Officer and Chief Financial Officer, Chandan Basho (as amended and restated, the “CEO Agreement” and the “COO/CFO Agreement”, respectively). Each of the CEO Agreement and the COO/CFO Agreement amends, restates and supersedes in its entirety the respective employment agreement that was originally entered into between the applicable executive and Astrana Health Management, Inc. (formerly known as Network Medical Management, Inc.) effective on June 8, 2020 (for Brandon Sim) or April 12, 2022 (for Chandan Basho).

A description of the material terms of each of the CEO Agreement and the COO/CFO Agreement is set forth below. The following descriptions of the CEO Agreement and the COO/CFO Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete text of the CEO Agreement and the COO/CFO Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

CEO Agreement

Under the terms of the CEO Agreement, Brandon Sim is entitled to receive an annual base salary of $850,000 and an annual cash bonus with a target bonus opportunity of 125% of his annual base salary, with terms and conditions determined by the Board of Directors of the Company (the “Board”) in its discretion, consistent with the terms of the Company’s business plan. The CEO Agreement has an initial term of three years ending on April 2, 2027, and will automatically renew for successive one-year terms on each annual anniversary thereafter, unless either party provides written notice of intent not to renew at least 60 days prior to that date.

Mr. Sim also may be eligible to participate in any long-term incentive plan that may be available to similarly positioned executives, including any long-term incentive awards in cash or in equity awards, with any equity awards to be granted according to the latest equity incentive plan approved by the Board and the stockholders of the Company. In the event that Mr. Sim resigns for “Good Reason” (as defined in the CEO Agreement), the Company terminates his employment without “Cause” (as defined in the CEO Agreement), or Mr. Sim’s employment terminates on account of death or “Disability” (as defined in the CEO Agreement), Mr. Sim will be 100% vested with respect to any outstanding long-term incentive awards (subject to the actual achievement of any applicable performance goals for long-term incentive awards subject to corporate or business performance goals).

Additionally, Mr. Sim is eligible for paid time off in accordance with the Company’s paid time off policy and is entitled to participate in the employee benefit plans offered by the Company to its employees. At a minimum, Mr. Sim’s benefits will include: (i) Company-paid premiums for medical, dental and vision care coverage; (ii) Company-paid insurance premiums for short-term and long-term disability insurance, providing for no less than 60% of Mr. Sim’s annual base salary, to be payable to Mr. Sim as long as the covered disability persists in a manner that substantially prevents employment in the same occupation as the position Mr. Sim last held with the Company, but not beyond age 65; and (iii) Company-paid insurance premiums for term life insurance providing for no less than $2.0 million of coverage (subject to meeting applicable underwriting requirements). Mr. Sim will also be covered as a named insured within the directors and officers’ insurance policy of the Company and its affiliates.

If Mr. Sim’s employment ends for any reason, Mr. Sim will be entitled to any earned but unpaid base salary or annual bonus for service rendered through the date of termination, unpaid expense reimbursements, and any accrued but unused paid time off. Additionally, if Mr. Sim’s employment is terminated by the Company without Cause or if Mr. Sim resigns for Good Reason, then, subject to Mr. Sim entering into and not revoking a waiver and release of claims in favor of the Company, he will be entitled to receive (i) one year of annual base salary, or two years of annual base salary, if Mr. Sim’s termination occurs within two years following a “Change of Control” (as defined in the CEO Agreement); and (ii) subject to Mr. Sim’s election of continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 as amended (“COBRA”), an amount in cash equal to the Company’s premium amounts paid for Mr. Sim’s coverage under the Company’s group medical, dental and vision programs for a period of 12 months, or a period of 24 months, if Mr. Sim’s termination occurs within two years following a Change of Control.

The CEO Agreement provides for customary restrictions on (i) disclosure of confidential information while employed and perpetually thereafter, and (ii) engaging in restricted activities, such as taking any action or engaging in any unfair business practice, including any misappropriation of confidential, proprietary or trade secret information of the Company or its affiliates, while employed and for a period of 12 months following termination of employment.

COO/CFO Agreement

Under the terms of the COO/CFO Agreement, Chandan Basho is entitled to receive an annual base salary of $600,000 and an annual cash bonus with a target bonus opportunity of 80% of his annual base salary, with terms and conditions determined by the Board in its discretion, consistent with the terms of the Company’s business plan. The COO/CFO Agreement has an initial term of three years ending on April 2, 2027, and will automatically renew for successive one-year terms on each annual anniversary thereafter, unless either party provides written notice of intent not to renew at least 60 days prior to that date.

Mr. Basho also may be eligible to participate in any long-term incentive plan that may be available to similarly positioned executives, including any long-term incentive awards in cash or in equity awards, with any equity awards to be granted according to the latest equity incentive plan approved by the Board and the stockholders of the Company. In the event that Mr. Basho resigns for “Good Reason” (as defined in the COO/CFO Agreement), the Company terminates his employment without “Cause” (as defined in the COO/CFO Agreement), or Mr. Basho’s employment terminates on account of death or “Disability” (as defined in the COO/CFO Agreement), Mr. Basho will be 100% vested with respect to any outstanding long-term incentive awards (subject to the actual achievement of any applicable performance goals for long-term incentive awards subject to corporate or business performance goals).

Additionally, Mr. Basho is eligible for paid time off in accordance with the Company’s paid time off policy and is entitled to participate in the employee benefit plans offered by the Company to its employees. At a minimum, Mr. Basho’s benefits will include: (i) Company-paid premiums for medical, dental and vision care coverage; (ii) Company-paid insurance premiums for short-term and long-term disability insurance, providing for no less than 60% of Mr. Basho’s annual base salary, to be payable to Mr. Basho as long as the covered disability persists in a manner that substantially prevents employment in the same occupation as the position Mr. Basho last held with the Company, but not beyond age 65; and (iii) Company-paid insurance premiums for term life insurance providing for no less than $2.0 million of coverage (subject to meeting applicable underwriting requirements). Mr. Basho will also be covered as a named insured within the directors and officers’ insurance policy of the Company and its affiliates.

If Mr. Basho’s employment ends for any reason, Mr. Basho will be entitled to any earned but unpaid base salary or annual bonus for service rendered through the date of termination, unpaid expense reimbursements, and any accrued but unused paid time off. Additionally, if Mr. Basho’s employment is terminated by the Company without Cause or if Mr. Basho resigns for Good Reason, then, subject to Mr. Sim entering into and not revoking a waiver and release of claims in favor of the Company, he will be entitled to receive (i) one year of annual base salary, or two years of annual base salary, if Mr. Basho’s termination occurs within two years following a “Change of Control” (as defined in the COO/CFO Agreement); and (ii) subject to Mr. Basho’s election of continued coverage under COBRA, an amount in cash equal to the Company’s premium amounts paid for Mr. Basho’s coverage under the Company’s group medical, dental and vision programs for a period of 12 months, or a period of 24 months, if Mr. Basho’s termination occurs within two years following a Change of Control.

The COO/CFO Agreement provides for customary restrictions on (i) disclosure of confidential information while employed and perpetually thereafter, and (ii) engaging in restricted activities, such as taking any action or engaging in any unfair business practice, including any misappropriation of confidential, proprietary or trade secret information of the Company or its affiliates, while employed and for a period of 12 months following termination of employment.

Long-Term Equity Incentive Awards

On April 2, 2024, the Company granted long-term equity incentive awards to its Chief Executive Officer and President, Brandon Sim, and its Chief Operating Officer and Chief Financial Officer, Chandan Basho. The total grant date value of these awards was $11,000,000 and $2,000,000, respectively, with 33% of each grantee’s total grant date value was allocated to time-based restricted stock units and 67% of each grantee’s total grant date value was allocated to performance-based restricted stock units. The time-based restricted stock units granted to Messrs. Sim and Basho will vest, subject to continued employment or other service, in eight equal semi-annual installments over the four-year period, with vesting beginning on the six month anniversary of the grant date. The performance-based restricted stock units granted to Messrs. Sim and Basho will vest based on the level of achievement of pre-determined adjusted EBITDA and revenue performance over the three year performance period beginning January 1, 2024 and ending December 31, 2026, subject to continued employment or other service until the date of the Compensation Committee’s certification of the achievement of such performance goals following the end of the performance period. The time-based restricted stock units were granted pursuant to the Company’s 2015 Equity Incentive Plan, and the performance-based restricted stock units were granted pursuant to the Company’s 2024 Equity Incentive Plan (the “2024 Plan”), subject to and conditioned upon the approval of the 2024 Plan by the Company’s stockholders at the 2024 Annual Meeting of Stockholders. The time-based and performance-based restricted stock units granted to Messrs. Sim and Basho are subject to the terms of restricted stock unit award agreements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Employment Agreement between Astrana Health, Inc. and Brandon Sim (Amended and Restated as of April 2, 2024).
10.2*	Employment Agreement between Astrana Health, Inc. and Chandan Basho (Amended and Restated as of April 2, 2024).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

* Management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRANA HEALTH, INC.

Date: April 4, 2024	By:	/s/ Brandon Sim
	Name:	Brandon Sim
	Title:	Chief Executive Officer and President